                 SMITH BARNEY MULTIPLE DISCIPLINE ACCOUNT TRUST
                                 AMENDMENT NO. 1
                                       TO
                             MASTER TRUST AGREEMENT

     AMENDMENT NO. 1 (the "Amendment") to the Master Trust Agreement dated June 24, 2002 (the "Agreement") of Smith Barney Multiple Discipline Account Trust (the "Trust"), made as of the 10th day of September, 2002.

                                   WITNESSETH:

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, on September 10, 2002, by unanimous written consent, the Trustees voted to change the Trust's name to "Smith Barney Multiple Discipline Trust," and to change the names of the sub-trusts to "Multiple Discipline Fund - All Cap Growth and Value, Multiple Discipline Fund - Large Cap Growth and Value, Multiple Discipline Fund - Global All Cap Growth and Value, Multiple Discipline Fund - Balanced All Cap Growth and Value, Multiple Discipline Portfolio - All Cap Growth and Value, Multiple Discipline Portfolio - Large Cap Growth and Value, Multiple Discipline Portfolio - Global All Cap Growth and Value and Multiple Discipline Portfolio - Balanced All Cap Growth and Value;" and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 1 to the Agreement; and

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Article I, Section 1.1 of the Agreement is hereby amended to read as follows:

     "Section 1.1 Name and Principal Office. This Trust shall be known as "Smith Barney Multiple Discipline Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal office of the Trust shall be located at Exchange Place, 27th Floor, Boston, Massachusetts 02109 or at such other location as the Trustees may from time to time determine."

     2. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

     "Section 4.2 Establishment and Designation of Sub-Trusts and Classes.
                  --------------------------------------------------------
Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts or classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: (i) Multiple Discipline Fund -- All Cap Growth and Value, consisting of Classes A, B, L and Y, (ii) Multiple Discipline Fund -- Large Cap Growth and Value, consisting of Classes A, B, L and Y, (iii) Multiple Discipline Fund -- Global All Cap Growth and Value, consisting of Classes A, B, L and Y, (iv) Multiple Discipline Fund -- Balanced All Cap Growth and Value, consisting of Classes A, B, L and Y, (v) Multiple Discipline Portfolio -- All Cap Growth and Value, consisting of a single class of Shares, (vi) Multiple Discipline Portfolio -- Large Cap Growth and Value, consisting of a single class of Shares, (vii) Multiple Discipline Portfolio -- Global All Cap Growth and Value, consisting of a single class of Shares, and (viii) Multiple Discipline Portfolio -- Balanced All Cap Growth and Value, consisting of a single class of Shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trusts or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:."

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereto set her hands as of the day and year first above written.


                                   SMITH BARNEY MULTIPLE DISCIPLINE ACCOUNT
                                   TRUST

                                   By: /s/ Barbara J. Allen
                                       ----------------------
                                   Name:  Barbara J. Allen
                                   Title: Assistant Secretary